UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                  Date of Report: July 6, 2004


                         _______________


                       EOG RESOURCES, INC.
     (Exact name of registrant as specified in its charter)



         Delaware              1-9743           47-0684736
      (State or other        (Commission     (I.R.S. Employer
       jurisdiction             File       Identification No.)
    of incorporation or        Number)
       organization)


         333 Clay
        Suite 4200                                77002
      Houston, Texas                            (Zip code)
   (Address of principal
    executive offices)


                          713/651-7000
      (Registrant's telephone number, including area code)




EOG RESOURCES, INC.

Item 9.  Regulation FD Disclosure

I. 2004 Second Quarter Financial Commodity Contracts

     For the second quarter of 2004, EOG Resources, Inc. (EOG) anticipates a loss of $14.6 million from mark-to-market financial commodity price swap and collar contracts compared to a loss of $15.8 million for the prior year period. During the second quarter of 2004, the net cash outflow related to settled natural gas and crude oil financial price swap contracts and settled natural gas financial collar contracts was $35.9 million compared to a net cash outflow of $11.2 million for the prior year period.

II.  2004 Natural Gas and Crude Oil Financial Price Swap and
Natural Gas Financial Collar Contracts

     With the objective of enhancing the certainty of future revenues, from time to time EOG enters into New York Mercantile Exchange related financial commodity price swap and collar contracts. In addition to these financial transactions, EOG is a party to various physical commodity contracts for the sale of hydrocarbons that cover varying periods of time and have varying pricing provisions. The financial impact of these various physical commodity contracts is included in revenues at the time of settlement, which in turn affects average realized hydrocarbon prices.

(a)  Natural Gas and Crude Oil Financial Price Swap Contracts

     EOG has not entered into any additional natural gas or crude oil financial price swap contracts since EOG filed its Quarterly Report on Form 10-Q on May 4, 2004, which provided an update of all such financial price swap contracts as of that date. EOG accounts for these financial price swap contracts using the mark-to-market accounting method.

(b)  Natural Gas Financial Collar Contracts

     Since EOG filed its Quarterly Report on Form 10-Q on May 4, 2004, EOG entered into additional natural gas financial collar contracts covering notional volumes of 100,000 million British thermal units per day (MMBtud) for the month of November 2004 at an average floor price of $6.35 per million British thermal units (MMBtu) and an average ceiling price of $7.61 per MMBtu. EOG accounts for these financial collar contracts using the mark-to-market accounting method. Presented below is a summary of EOG's remaining 2004 natural gas financial collar contracts as of July 6, 2004.

                                     Floor Price            Ceiling Price
                                 Floor      Weighted     Ceiling    Weighted
                     Volume      Range       Average      Range      Average
     Month          (MMBtud)   ($/MMBtu)    ($/MMBtu)   ($/MMBtu)   ($/MMBtu)

     July (closed)  375,000   $4.47 - 4.75    $4.58    $4.93 - 5.19   $5.09
     August         375,000    4.47 - 4.75     4.58     4.93 - 5.19    5.09
     September      375,000    4.47 - 4.75     4.58     4.93 - 5.19    5.09
     October        375,000    4.47 - 4.75     4.58     4.93 - 5.19    5.09
     November       100,000    6.35 - 6.35     6.35     7.60 - 7.64    7.61

III.  Forward-Looking Statements

     This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not guarantees of performance. Although EOG believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates and interest rates; the timing and impact of liquefied natural gas imports and changes in demand or prices for ammonia or methanol; the extent and effect of any hedging activities engaged in by EOG; the extent of EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; the extent to which EOG can replicate on its other Barnett Shale acreage the results of its most recent Barnett Shale wells; political developments around the world; acts of war and terrorism and responses to these acts; and financial market conditions. In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements might not occur. EOG undertakes no obligations to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.


                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 EOG RESOURCES, INC.
                                 (Registrant)



Date: July 6, 2004            By: /s/ TIMOTHY K. DRIGGERS
                                  Timothy K. Driggers
                                  Vice President and Chief
                                  Accounting Officer
                                  (Principal Accounting Officer)